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                                                                    EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

Board of Directors
The Sports Club Company, Inc.:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/  KPMG PEAT MARWICK LLP

Los Angeles, California

March 30, 1998